UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report September 26, 2013

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Trinity Capital Corporation (the "Company") entered into a Written Agreement (the "Agreement") with its primary regulator, the Federal Reserve Bank of Kansas City (the "FRB"), effective on September 26, 2013. The Agreement requires the Company to serve as a source of strength to its subsidiary bank, Los Alamos National Bank. The Agreement also restricts the Company's ability to issue dividends and other capital distributions and to repurchase or redeem any Company stock without the prior written approval of the FRB.  The Agreement further requires that the Company implement a capital plan, subject to approval by the FRB, and submit cash flow projections for 2014 to the FRB.  Finally, the Agreement requires the Company to comply with all applicable laws and regulations and to provide quarterly progress reports to the FRB.  The Agreement will remain in effect until terminated, modified or suspended by the FRB.

The Company's management and Board of Directors are committed to complying with and implementing the provisions of the Agreement.

The description of the Agreement set forth above does not purport to be complete, and is qualified by reference to the full text of the Agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Written Agreement dated as of September 26, 2013, between the Federal Reserve Bank of Kansas City and Trinity Capital Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: October 1, 2013	By:	/s/ Steve W. Wells
Steve W. Wells